                             DISTRIBUTION AGREEMENT

THIS AGREEMENT,  dated as of January 1, 1964, and amended and restated effective as of the 3rd day of  February,  2002,  between  Security  Equity Fund, a Kansas corporation  (hereinafter referred to as the "Fund"), and Security Distributors,
Inc., a Kansas corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company  registered under the federal  Investment Company Act of 1940 (the "1940
Act"); and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund to offer for sale, sell and deliver after sale, the Class A Shares of the Fund's
$0.25 par value common stock  (hereinafter  referred to as the  "Shares") on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. EMPLOYMENT OF  DISTRIBUTOR.  The Fund hereby employs the Distributor to act as principal  underwriter for the Fund with respect to its Class A Shares and hereby  agrees  that during the term of this  Agreement,  and any renewal or extension hereof, or until any prior termination  hereof,  the Distributor shall have the exclusive  right to offer for sale and to distribute any and all of the
Fund's Class A Shares issued or to be issued by the Fund. The Distributor hereby accepts  such  employment  and agrees to act as the  distributor  of the Class A
Shares issued or to be issued by the Fund during the period this Agreement is in effect and agrees  during  such  period to offer for sale such Shares as long as such Shares remain available for sale,  unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

         2. OFFERING PRICE AND COMMISSIONS.  Prior to the issuance of any Shares by the Fund pursuant to any subscription  tendered by or through the Distributor and confirmed for sale to or through the Distributor,  the Distributor shall pay or cause to be paid to the custodian of the Fund in cash, an amount equal to the net  asset  value  of such  Shares  at the  time  of  acceptance  of  each  such subscription and confirmation by the Fund of the sale of such Shares. All Shares shall be sold to the public only at their public  offering  price at the time of such sale,  and the Fund shall  receive  not less than the full net asset  value thereof.

         3. ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect,  the Fund shall pay all costs and expenses in connection  with the registration  of Shares  under the  Securities  Act of 1933  (the  "1933  Act"), including all expenses in connection  with the  preparation  and printing of any registration  statements and prospectuses necessary for registration  thereunder but  excluding any  additional  costs and expenses  incurred in  furnishing  the
Distributor with prospectuses.

The Fund shall also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period  this  Agreement  is in effect,  the  Distributor  will pay or reimburse the Fund for:

         (a)      All costs and  expenses of printing  and mailing  prospectuses
                  (other than to existing  shareholders) and confirmations,  and all costs and  expenses  of  preparing,  printing  and mailing
                  advertising    material,    sales    literature,    circulars,
                  applications,  and  other  materials  used  or to be  used  in connection  with the offering for sale and the sale of Shares;
                  and

         (b)      All  clerical  and  administrative  costs  in  processing  the applications for and in connection with the sale of Shares.

The  Distributor  agrees  to  submit  to the Fund  for its  prior  approval  all advertising material,  sales literature,  circulars and any other material which the  Distributor  proposes to use in  connection  with the  offering for sale of
Shares.

         4.  REDEMPTION  OF  SHARES.  The  Distributor,  as agent of and for the account of the Fund,  may redeem  Shares of the Fund offered for resale to it at the net asset value of such Shares  (determined  as provided in the  Articles of
Incorporation  or Bylaws)  and not in excess of such  maximum  amounts as may be fixed from time to time by an officer of the Fund.  Whenever the officers of the
Fund deem it advisable for the protection of the  shareholders of the Fund, they may suspend or cancel such authority.

         5. SALES  COMMISSIONS.  The  Distributor  shall be entitled to charge a commission  on each sale of Shares in the amount set forth in the  prospectus of the Fund,  such  commission to be an amount equal to the difference  between the net asset value and the offering price of the shares, as such offering price may from time to time be  determined  by the  board of  directors  of the Fund.  All shares of the Fund shall be sold to the  public  only at their  public  offering price at the time of such  sale,  and the Fund shall  receive  not less than the full net asset value thereof.

         6. CLASS A DISTRIBUTION  PLAN.  Pursuant to a Class A Distribution Plan
adopted by the Fund with respect to certain  Series of the Fund (the  "Series"), which Series are set forth on Schedule A to this  Agreement,  the Fund agrees to make monthly payments to the Distributor in an amount computed at an annual rate of .25 of 1% of each Series'  average  daily net assets,  to finance  activities undertaken by the Distributor for the purpose of distributing the Series' shares to investors and/or providing  shareholder services to the Series' shareholders.
All payments to the  Distributor  pursuant to this  paragraph are subject to the following conditions being met by the Distributor. The Distributor shall furnish the Fund with quarterly  reports of its expenditures and such other  information relating  to  expenditures  or  to  the  other  distribution-related  activities undertaken or proposed to be undertaken  by the  Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

               7. SHAREHOLDER SERVICE FEES. The Shareholder Service Fees paid by the  Distributor to securities  dealers and other entities that have executed an
Agreement  with the  Distributor  shall permit such  payments only in accordance with the  provisions  of this  paragraph  and  shall  have the  approval  of the majority  of the Board of  Directors  of the Fund  including  a majority  of the directors  who are not  interested  persons of the Fund as required by the Rule.
The Distributor may pay to the other party to an Agreement a fee (a "Shareholder
Service  Fee") for  Shareholder  Services  provided  by such other  party.  Such quarterly fee shall be payable in arrears in an amount equal to such  percentage of the  aggregate  net asset  value of the  Series'  Shares  held by such  other party's  customers  or clients at the close of business  each day as  determined from time to time by the  Distributor.  The  Shareholder  Services  contemplated hereby  shall  include  fees for account  maintenance  and  personal  service to
shareholders,   including,  but  not  limited  to,  answering  routine  customer inquiries regarding the Fund,  assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment  plans offered in connection with the purchase of the Series' Class A shares,  assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains  distributions  automatically  in shares,  providing sub-administration  and/or  sub-transfer  agency services for the benefit of the
Fund  and  providing  such  other  services  as the  Fund  or the  customer  may reasonably request.

         8.   DISTRIBUTOR   MAY  ACT  AS   BROKER   AND   RECEIVE   COMMISSIONS.
Notwithstanding  any other  provisions of this  Agreement,  it is understood and agreed that the Distributor  may act as a broker,  on behalf of the Fund, in the purchase and sale of securities not effected on a securities exchange,  provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the  requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and  regulations  of the Securities and Exchange Commission promulgated thereunder.

         9.  BROKERAGE  PLAN.  The  Fund  may  direct  the  Distributor  to take appropriate  actions to effect the purposes of the Fund's  Brokerage Plan, as it may be amended from time to time, and the  Distributor,  when so directed by the
Fund,  shall  take such  actions,  which may  include,  but are not  necessarily limited to, directing, on behalf of the Fund or a Series thereof, and subject to the standards described in the Brokerage Plan, Security Management Company,  LLC
or a Sub-Advisor to allocate  transactions for the purchase or sale of portfolio securities  in a manner  intended to  increase  the  distribution  of the Fund's shares.

      In accordance with the terms of the Brokerage Plan, the Fund, on behalf of a  Series,  shall  make  available  to the  Distributor,  amounts  derived  from brokerage  commissions  paid by the  Series  in  connection  with its  portfolio
transactions.   Such   amounts   shall  be   expended  by  SDI  to  finance  the
distribution-related  activities described in the Plan. The Fund, on behalf of a
Series,  shall also make available to the  Distributor,  the brokerage  credits, benefits or other  services  received from  broker-dealers  executing  portfolio transactions  on behalf of a Series.  Such credits,  benefits or other  services shall be used by the Distributor to finance the distribution-related  activities described in the Plan. The  Distributor  shall prepare  reports for the Board of
Directors of the Fund on a quarterly basis showing such  information as shall be reasonably requested by the Board from time to time.

         10. AGREEMENTS  SUBJECT TO APPLICABLE LAW AND REGULATIONS.  The parties hereto agree that all  provisions of this  Agreement will be performed in strict accordance with the  requirements of: the 1940 Act, the 1933 Act, the Securities
Exchange Act of 1934,  the rules and  regulations of the Securities and Exchange
Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder,  the rules of the National Association of Securities
Dealers, Inc., and, in strict accordance with, the provisions of the Articles of
Incorporation and Bylaws of the Fund.

         11. DURATION AND TERMINATION OF AGREEMENT.  This Agreement shall become effective  at the date  and time  that the  Fund's  prospectus,  reflecting  the underwriting  arrangements  provided by this Agreement,  shall become  effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year  thereafter,  provided that such  continuance  for each  successive  year is  specifically  approved in advance at least  annually by either the Board of  Directors or by the vote of a majority (as defined in the 1940 Act) of the  outstanding  voting  securities of the Fund and, in either event, by the vote of a majority of the directors of the
Fund who are not parties to this  Agreement  or  interested  persons of any such party,  cast in person at a meeting  called for the  purpose of voting upon such approval.  As used in the preceding  sentence,  the words  "interested  persons"
shall have the  meaning set forth in Section  2(a)(19) of the 1940 Act.  Written notice of any such  approval  by the Board of  Directors  or by the holders of a majority of the outstanding  voting  securities of the Fund and by the directors who are not such interested persons shall be given promptly to the Distributor.

This  Agreement may be terminated at any time without the payment of any penalty by the Fund by giving the Distributor at least sixty (60) days' previous written notice of such  intention to terminate.  This Agreement may be terminated by the
Distributor  at any time by giving the Fund at least  sixty (60) days'  previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

         12.  CONSTRUCTION  OF  AGREEMENT.  No  provision  of this  Agreement is intended to or shall be  construed as  protecting  the  Distributor  against any liability to the Fund or to the Fund's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties under this Agreement.

Terms or words  used in the  Agreement,  which  also  occur in the  Articles  of
Incorporation or Bylaws of the Fund, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Fund.

         13.  DISTRIBUTOR AN INDEPENDENT  CONTRACTOR.  The Distributor  shall be deemed to be an  independent  contractor  and,  except as expressly  provided or authorized  by the Fund,  shall have no authority  to act for or  represent  the
Fund.

         14. NOTICE.  Any notice  required or permitted to be given hereunder to either of the  parties  hereto  shall be deemed to have been  given if mailed by certified mail in a postage-prepaid  envelope  addressed to the respective party as  follows,  unless any such party has  notified  the other  party  hereto that notices  thereafter  intended  for such  party  shall be  mailed  to some  other address,  in which event notices  thereafter shall be addressed to such party at the address designated in such request:

               Security Equity Fund
               Security Benefit Group Building
               700 SW Harrison Street
               Topeka, Kansas 66636-0001

               Security Distributors, Inc.
               Security Benefit Group Building
               700 SW Harrison Street
               Topeka, Kansas 66636-0001

         15.  AMENDMENT OF AGREEMENT.  No amendment to this  Agreement  shall be effective until approved by (a) a majority of the Board of Directors of the Fund and a  majority  of the  directors  of the  Fund  who  are not  parties  to this
Agreement or affiliated  persons of any such party, or (B) a vote of the holders of a majority of the outstanding voting securities of the Fund.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                        SECURITY EQUITY FUND

                                        By:       JAMES R. SCHMANK
                                             ------------------------------
                                             James R. Schmank, President

                                        ATTEST:

                                        AMY J. LEE
                                        ----------------------------------------
                                        Amy J. Lee, Secretary

                                        SECURITY DISTRIBUTORS, INC.

                                        By:       GREG GARVIN
                                             ------------------------------
                                             Greg Garvin, President

                                        ATTEST:

                                        AMY J. LEE
                                        ----------------------------------------
                                        Amy J. Lee, Secretary

                                   SCHEDULE A
                     SERIES WITH A CLASS A DISTRIBUTION PLAN

                                     Equity
                                     Global
                                  Mid Cap Value
                                Social Awareness
                                Small Cap Growth
                                 Enhanced Index
                                   Technology
                                  International
                                    Select 25
                                Large Cap Growth

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor")  are parties to a  Distribution  Agreement  amended and  restated
effective as of February 3, 2002 (the "Distribution Agreement"), under which the
Distributor has agreed to act as principal  underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS,  on May 3,  2002  the  Board of  Directors  of the  Fund  approved  the reorganization  and  liquidation  of the  Total  Return  Series  so  that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Alpha
Opportunity Series effective February 1, 2003; and

WHEREAS,  on  November  8,  2002,  the Board of  Directors  of the Fund  further authorized  the Fund to offer  shares of the Alpha  Opportunity  Series in three classes, designated Class A shares, Class B shares, and Class C shares effective
February 1, 2003; and

WHEREAS,  on November 8, 2002,  the Board of Directors  of the Fund  approved an amendment  to the  Class A  Distribution  Agreement  between  the  Fund  and the
Distributor  to  include  the sale of Class A shares  of the  Alpha  Opportunity
Series.

NOW,  THEREFORE  IT IS BY  THE  PARTIES  HERETO  AGREED  that  the  Distribution
Agreement  is hereby  amended to delete  the Class A shares of the Total  Return
Series of the Fund and to  include  the Class A shares of the Alpha  Opportunity
Series of the Fund effective February 1, 2003.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 8th day of November, 2002.

                                        SECURITY EQUITY FUND

                                        By:       JAMES R. SCHMANK
                                             ------------------------------
                                             James R. Schmank, President

                                        ATTEST:

                                        AMY J. LEE
                                        ----------------------------------------
                                        Amy J. Lee, Secretary

                                        SECURITY DISTRIBUTORS, INC.

                                        By:       GREG GARVIN
                                             ------------------------------
                                             Greg Garvin, President

                                        ATTEST:

                                        AMY J. LEE
                                        ----------------------------------------
                                        Amy J. Lee, Secretary